                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
    (INCLUDING THE ASSOCIATED PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                             LANIER WORLDWIDE, INC.
                                       AT
                              $3.00 NET PER SHARE
                                       BY
                              LW ACQUISITION CORP.
                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF
                              RICOH COMPANY, LTD.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 8, 2001 UNLESS THE OFFER IS EXTENDED.

To our Clients:

    Enclosed for your consideration are an Offer to Purchase dated December 8, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by LW Acquisition Corp., a Delaware corporation ("Purchaser"), and an indirect wholly-owned subsidiary of Ricoh Company, Ltd., a Japanese corporation, to purchase any and all of the outstanding shares of common stock, par value $0.01 per share, (the "Shares"), of Lanier Worldwide, Inc., a Delaware corporation (the "Company"), at a purchase price of $3.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Unless the context indicates otherwise, all references to Shares shall include the associated Rights (as such term is defined in the Offer to Purchase) issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 5, 1999, between the Company and Mellon Investor Services, L.L.C., formerly ChaseMellon Shareholder Services, L.L.C., as Rights Agent. We are (or our nominee is) the holder of record of Shares held by us for your account. Please note that the term "Clients" includes participants in employee benefit plans, such as the Lanier Worldwide, Inc. Save to Accumulate Retirement $ (STAR $) Plan. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instruction as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

    Your attention is invited to the following:

    1. The tender price is $3.00 per Share, net to you in cash, without interest.

    2.  The Offer is being made for any and all of the outstanding Shares.

    3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 8, 2001 UNLESS THE OFFER IS EXTENDED.

    4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that would constitute on the date of purchase a majority of the outstanding Shares of the Company on a fully-diluted basis (assuming the exercise of all stock options and excluding any Shares held by the Company or any of its subsidiaries), which represents approximately 53% of the outstanding Shares, (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated, (iii) the Offer and the Merger being able to be consummated under European Union Council Regulation (EEC) No. 4064/89, (iv) receipt of required antitrust or competition consents, approvals or waivers from The Republic of Colombia and The Republic of Poland, (v) the consummation, on or prior to December 31, 2000, of the transactions contemplated by the Voice Products Asset Purchase Agreement and
(vi) the satisfaction of the other conditions described in Section 15 of the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. (See "Important Tax Information" of the Letter of Transmittal).

    6. The board of directors of the Company (the "Company Board") by unanimous vote (a) determined that the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase) are, in the belief of the Company Board, fair to and in the best interests of the Company's stockholders,
(b) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and declared their advisability, and
(c) recommends that the Company's stockholders accept the Offer, tender their Shares and, as required by law, approve and adopt the Merger Agreement and the Merger.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares pursuant to the procedures set forth in Section 2 of the Offer to Purchase, or timely book-entry confirmation with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or book-entry confirmations are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
    (INCLUDING THE ASSOCIATED PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                             LANIER WORLDWIDE, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated December 8, 2000 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by LW Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidary of Ricoh Company, Ltd., a Japanese corporation, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Lanier Worldwide, Inc., a Delaware corporation. Unless the context indicates otherwise, all references to Shares shall include the associated Rights issued pursuant to the Stockholder Protection Rights Agreement dated as of November 5, 1999, between the Company and Mellon Investor Services, L.L.C., formerly ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.


Number of Shares                                                 SIGN HERE
to be tendered

 ................... Shares**                                     --------------------------------------
                                                                 --------------------------------------
                                                                 Signature(s)

                                                                 --------------------------------------
                                                                 --------------------------------------
                                                                 Please print name(s)

                                                                 --------------------------------------
                                                                 --------------------------------------
                                                                 Address

                                                                 --------------------------------------
                                                                 --------------------------------------
                                                                 Area Code and Telephone Number

                                                                 --------------------------------------
                                                                 --------------------------------------
                                                                 Tax Payer Identification or Social
                                                                 Security Number(s)

                                                                 Dated:             , 200

------------------------

** Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.